UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

August 18, 2004
(Date of Report)

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14315 (Commission File Number)	76-0127701 (I.R.S. Employer Identification No.)

10943 North Sam Houston Parkway West
Houston, Texas 77064
(Address of principal executive offices)

(281) 897-7788
(Registrant’s telephone number,
including area code)

Item 5. Other Events and Required FD Disclosure.

     On August 18, 2004, NCI Building Systems, Inc. (“NCI”) issued a press release announcing that it has signed a definitive agreement to purchase substantially all of the operating assets of Heritage Building Systems, Inc. and Steelbuilding.com, Inc., affiliated companies headquartered in North Little Rock, Arkansas. The transaction is subject to normal closing conditions, including NCI’s completion of its due diligence.

     A copy of the press release is attached hereto as Exhibit 99.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits. The following exhibits are filed with this Form 8-K:

99	Press Release issued by NCI Building Systems, Inc. on August 18, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NCI BUILDING SYSTEMS, INC. (Registrant)
	By:	/s/ A.R. Ginn
A.R. Ginn, Chairman of the Board and Chief
Dated: August 19, 2004		Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99	Press Release issued by NCI Building Systems, Inc. on August 18, 2004